       EXHIBIT 12.2 -- COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

       (DOLLARS IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)


                                                                                         Pro Forma
                                                                         -----------------------------------------
                                                                              Year                Six Months
                                                                             Ended                   Ended
                                                                            12/31/98                7/3/99
                                                                         ---------------     ---------------------
Income before provision for national income taxes,
  minority interests in net income (loss) of subsidiaries,
  equity (income) loss of affiliates, and extraordinary items                    $ 24.0                    $205.5
Fixed charges                                                                     310.3                     158.8
Distributed income of affiliates                                                    2.3                         -
                                                                         --------------      --------------------

    Earnings                                                                     $336.6                   $ 364.3
                                                                         ==============      ====================


Interest expense                                                                 $283.3                    $143.1
Portion of lease expense representative of interest (1)                            27.0                      15.7
                                                                         --------------      --------------------

     Fixed Charges                                                               $310.3                    $158.8
                                                                         ==============      ====================


     Ratio of Earnings to Fixed Charges                                             1.1                       2.3

     Fixed Charges in Excess of Earnings                                              -                         -